SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Check the appropriate box:
       [x]    Preliminary proxy statement      [ ] Confidential, for Use of the
                                                   Commission Only
       [ ]    Definitive proxy statement          (as permitted by
                                                   Rule 14a-6(e)(2))

       [ ]    Definitive additional materials

                             BIG SMITH BRANDS, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of filing fee (Check the appropriate box):
       [x]    No Fee required.
       [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
              and 0-11.
       (1)    Title of each class of securities to which transaction applies:


       (2) Aggregate number of securities to which transaction applies:


       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       (4) Proposed maximum aggregate value of transaction:


       (5) Total fee paid:


       [ ]  Fee paid previously with preliminary materials.

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)    Amount previously paid:

       (2) Form, schedule or registration statement no.:


       (3) Filing party:

       (4) Date filed:

                             BIG SMITH BRANDS, INC.
                              7100 WEST CAMINO REAL
                                    SUITE 402
                            BOCA RATON, FLORIDA 33433
                                 (407) 367-8283

                      ------------------------------------


                              INFORMATION STATEMENT


                      ------------------------------------


                               GENERAL INFORMATION

GENERAL

         This Information Statement (the "Information Statement") is furnished to the holders of Common Stock, $0.01 par value per share (the "Common Stock"), of Big Smith Brands, Inc. (the "Company") in connection with certain actions taken by a Written Consent of Stockholders in Lieu of Special Meeting dated December 2, 1997 (the "Written Consent"). WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is being provided pursuant to the requirements of Rule 14c-2 promulgated under Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to inform holders of Common Stock entitled to vote or give an authorization or consent in regard to the actions authorized by the Written Consent, of the actions having been taken by the Written Consent.

         By executing and delivering the Written Consent to the Company, stockholders holding no less than a majority of the outstanding shares of the Company's Common Stock (the "Majority Stockholders") authorized the following action taken by the Board of Directors of the Company (the "Board") on November 21, 1997: (i) the amendment (the "Charter Amendment") of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to decrease the authorized capital stock of the Company to 7,500,000 shares from 10,000,000 shares; (ii) that each three shares of Common Stock of the Company presently issued and outstanding be changed into one share of Common Stock so as to effect a one-for-three reverse stock split of said issued and outstanding shares; (iii) that each holder of record of certificates representing shares of Common Stock shall be entitled upon surrender of old certificates representing shares of Common Stock to receive a new certificate(s) representing one share of Common Stock for each outstanding three shares of Common Stock held by such holder; and (iv) that any fractional number of shares due to any holder of record resulting from such reverse stock split shall be rounded up to the next whole number.

RECORD DATE

         On December 2, 1997 (the "Record Date"), there were 3,995,987 shares of Common Stock outstanding and entitled to one vote upon each of the matters approved by the Written Consent. On the Record Date, the Majority Stockholders owned or had the right to vote 2,002,00 shares of Common Stock constituting approximately 50.1% of the Company's outstanding Common Stock. All of the shares of Common Stock which the Majority Stockholders owned or had the right to vote on the Record Date consented to the actions authorized or taken by the Written Consent. Only stockholders of record of the Company at the close of business on the Record Date are entitled to receive this Information Statement. This Information Statement is being mailed to such stockholders of record on or about December 2, 1997.

ITEM 1.  INFORMATION REQUIRED BY
                  ITEMS OF SCHEDULE 14A

1.       Date, time and place information:

         (a) The Written Consent was executed as of December 2, 1997 and delivered by the Majority Stockholders to the Company's principal executive offices at 7100 West Camino Real, Suite 402, Boca Raton, Florida 33433.

6.       Voting Securities and Principal Holders Thereof:

         (a) As of December 2, 1997, there were 3,995,987 outstanding shares of Common Stock, each entitled to one vote on the matters put to a vote of stockholders of the Company.

         (b) Holders of Common Stock and entitled to vote were calculated, as of the Record Date, to determine the number of shares constituting a majority of the outstanding shares of Common Stock (required to approve the Written Consent).

         (d) The following table sets forth, as of December 2, 1997, the number of shares of Common Stock (and the percentage of the Company's Common Stock) beneficially owned by (i) each person known (based solely on Schedules 13D or 13G filed with the Securities and Exchange Commission (the "Commission") to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each Director of the Company, (iii) the Named Executive (as defined in "Executive Compensation" below), and (iv) all Directors and Executive Officers of the Company as a group (based upon information furnished by such persons). Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose of or to direct the disposition of such security. In general, a person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities.


                                                     NUMBER OF SHARES                 PERCENTAGE (%)
NAME AND ADDRESS                                    BENEFICIALLY OWNED               OF COMMON STOCK
----------------                                    ------------------               ---------------

S. Peter Lebowitz..............................              1,509,000                    37.8%
c/o Big Smith Brands, Inc.
7100 West Camino Real, Suite 402
Boca Raton, Florida  33433

Wilora Company Limited (1).....................              6,316,282                    61.6%
Baanestrasse 75
Post Fach 6302, Zng Switzerland

Theresa Lebowitz and Michael S. Nelson,
Esq., as trustees(2)...........................                474,000                    11.9%
c/o Kramer, Levin, Naftalis & Frankel
919 Third Avenue
New York, New York  10022


Glen Freeman(3)................................                 15,000                      *
c/o Big Smith Brands, Inc.
7100 West Camino Real, Suite 402
Boca Raton, Florida 33433

Theodore Listerman(3)..........................                 25,000                      *
c/o Big Smith Brands, Inc.
7100 West Camino Real, Suite 402
Boca Raton, Florida  33433

Jack Schultz (3)(4)............................                 17,000                      *
c/o Big Smith Brands, Inc.
7100 West Camino Real, Suite 402
Boca Raton, Florida  33433

Julian Shaps(3)................................                 15,000                      *
c/o Big Smith Brands, Inc.
7100 West Camino Real, Suite 402
Boca Raton, Florida  33433

All directors and officers as a group (10                    1,581,000                    39.0%
persons)(1)(5).................................

-------------------

*        Indicates beneficial ownership of less than one (1%) percent.

(1) Includes 6,250,295 shares issuable upon conversion of $1,670,000 in aggregate principal amount of 6% Convertible Debentures ("Debentures") of the Company assuming conversion as of November 20, 1997. Such Debentures are convertible into Common Stock of the Company at a conversion ratio of one share for the lesser of (i) $2.80 or (ii) 67.5% of the Market Price (as defined in the Debentures) of the Common Stock on the conversion date. The Offshore Securities Subscription Agreement pursuant to which the Debentures were purchased provides that Wilora Company Limited ("Wilora") may not, except upon the maturity of the Debentures, convert the Debentures into a number of shares such that upon such conversion, the number of shares beneficially owned by Wilora and its affiliates (excluding those which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture), would exceed 4.9% of the outstanding shares of Common Stock. Pursuant to SEC rules, the shares issuable upon such conversion are deemed outstanding solely for purposes of calculating the Percentage of Common Stock Beneficially owned by the holder of the Debentures, but are not treated as outstanding for purposes of determining the Percentage of Common Stock Beneficially Owned by any other listed Person.

(2) Represents shares held in trust for the benefit of Barbara Lynn Van Achte, Karen Sue Hart and Wendy Ann Lebowitz, with respect to which Mrs. Lebowitz and Mr. Nelson, a partner at the law firm of Kramer, Levin, Naftalis & Frankel, serve as trustees. Under the Trust Agreement, Mrs. Lebowitz and Mr. Nelson share voting and dispositive power, subject only to the beneficiaries' right to withdraw the shares under certain circumstances. Mrs. Lebowitz is the wife, and the three trust beneficiaries are the daughters, of Mr. Lebowitz.

(3) Includes 15,000 shares issuable upon exercise of options exercisable within 60 days.

(4) Includes 2,000 shares issuable upon exercise of warrants exercisable within 60 days.

(5) Includes options and warrants to purchase 62,000 shares exercisable within 60 days.

8.       COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS.

         The following table sets forth compensation earned by or paid to S. Peter Lebowitz, the Chief Executive Officer of the Company "Named Executive"). The Company awarded or paid such compensation to the Named Executive for services rendered in all capacities during the applicable fiscal years.


                           SUMMARY COMPENSATION TABLE

================================================================================================================================
                                                    Annual Compensation                         Long Term Compensation
--------------------------------------------------------------------------------------------------------------------------------
                                                                      Other Annual
         Name and           Fiscal       Salary         Bonus         Compensation       Awards Options         All Other
    Principal Position       Year          ($)           ($)             ($)(1)                (#)           Compensation ($)
--------------------------------------------------------------------------------------------------------------------------------
S. Peter Lebowitz-Chief      1996        $300,000         -               $9,973                -                   -
Executive Officer            1995        $250,000         -               $8,700           175,000 (2)              -
                             1994        $300,000         -               $6,600           50,000 (3)               -
================================================================================================================================

(1) Represents the valuation of certain club membership dues and automobile lease payments of approximately $9,973, $8,700 and $6,600 for 1996, 1995 and 1994, respectively.

(2) Represents a one-time grant of options in connection with the Company's initial public offering, the vesting of which was contingent upon the Company achieving a certain level of net income during the fiscal year ended December 31, 1995, which level was not achieved.

(3) Represents a one-time grant of options in connection with the Company's initial public offering, the vesting of which is contingent upon the Company achieving a certain level of net income during the fiscal years ended December 31, 1995 and 1996, which levels were not achieved.

COMPENSATION OF DIRECTORS

         Non-employee directors of the Company will receive one thousand dollars plus expenses for each meeting of the board that they attend. On June 1, 1995, each director was granted an option under the Company's 1994 Stock Incentive Plan to purchase 15,000 shares of the Company's Common Stock at an exercise price of $4.00 per share. The directors agreed to defer the award of 10,000 additional options previously promised to them in order to facilitate the grant of the remaining authorized options to a broad group of employees of the Company. During 1996, following the authorization of additional options each director was granted an option to purchase an additional 10,000 shares at an exercise price of $1.00 per share, which grant had an effective date of June 1, 1995. Each grant vests in four substantially equal parts on each of the first four anniversaries of the date of the grant. To the extent the options are unexercised, they expire on the fifth anniversary of the date of the grant.

EMPLOYMENT ARRANGEMENTS

         The Company has entered into a three year employment agreement with S. Peter Lebowitz pursuant to which he has agreed to serve as the Company's President and Chief Executive Officer through December 31, 1998, at an annual compensation of $300,000 and an annual bonus of up to $200,000 if the Company achieves a certain specified levels of net income. Such levels were not achieved in 1996. The employment agreement with Mr. Lebowitz further provides that if his employment is terminated by the Company without cause or at any time following a change of control, or by Mr. Lebowitz within twelve months after a change of control, the Company shall pay to Mr. Lebowitz salary, bonus and benefits in the amount and kind then in effect subject to certain adjustments for three years following such termination. The payment of the salary and bonus shall be made in a lump sum 30 days after the date of such termination.

         In addition, in 1994, Mr. Lebowitz was granted (i) options to purchase up to 50,000 shares of Common Stock that would have vested had the Company achieved certain specified levels of net income for fiscal year 1995 and (ii) options to purchase up to 50,000 shares of Common Stock that would have vested had the Company achieved certain specified levels of net income for fiscal year 1996. Such levels of income were not achieved. In 1995, Mr. Lebowitz was granted options to purchase up to 125,000 shares of Common Stock that would have vested had the Company achieved a certain specified level of net income for fiscal year 1996. Such levels of income were not achieved. All of the options were exercisable at an exercise price equal to 75% of the market price of the Company's Common Stock at the time the options would have become exercisable.

19.      AMENDMENT OF CHARTER, BY-LAWS OR OTHER DOCUMENTS:

         On November 21, 1997, the Board of Directors adopted a resolution unanimously approving and recommending to the Stockholders for their approval by written consent, an amendment to the Certificate of Incorporation to provide therein for the authorization of a total of 7,500,000 shares of capital stock. The text of the Article Fourth of the Certificate of Incorporation, as restated, is set forth in Annex A to this Information Statement. The Written Consent approved such amendment. Immediately upon the effectiveness of the Written Consent on December 22, 1997, the Company will file a Certificate of Amendment and Restatement to the Restated Certificate of Incorporation to effect the Charter Amendment.

         The Company's Certificate of Incorporation currently authorizes the Company to issue up to 10,000,000 shares of Common Stock. The Company, currently has issued and outstanding 3,995,987 shares of Common Stock and has reserved an additional 2,040,000 shares of Common Stock for issuance upon exercise of outstanding warrants of the Company, 500,000 shares of Common Stock for issuance under the Company's stock option plan and would have to issue 6,250,295 shares of Common Stock upon a full conversion of the Debentures, asssuming a conversion based upon the trading price of the Company's Common Stock as of November 20, 1997. After giving effect to the one-for-three reverse stock split, the aggregate number of shares of Common Stock issued and outstanding or reserved for the foregoing purposes would be approximately 4,262,094. The Board of Directors, upon consideration of the capitalization needs of the Company in light of the one-for-three reverse stock split approved in the Written Consent, has determined that it is in the best interest of the Company and its stockholders to save unnecessary franchise taxes by reducing the authorized capital stock of the Company to 7,500,000 from 10,000,000.

20.      REVERSE STOCK SPLIT

         The Board of Directors, believing it to be in the best interests of the Company and its stockholders to effect a one-for-three reverse stock split, on November 21, 1997, unanimously voted to recommend to the stockholders of the Company such a reverse stock split pursuant to which each three shares of Common Stock of the Company presently issued and outstanding be changed into one share of Common Stock; that each holder of record of certificates representing shares of Common Stock be entitled upon surrender of old certificates representing shares of Common Stock to receive a new certificate(s) representing one share of Common Stock for each outstanding three shares of Common Stock held by such holder; and that any fractional number of shares due to any holder of record resulting from such reverse stock split shall be rounded up to the next whole number.

         The reverse stock split was approved by the Majority Stockholders in the Written Consent in an effort to restore the trading price of the Common Stock to levels that will meet the bid price requirements of the Nasdaq SmallCap Market ("Nasdaq") for continued listing of the Company's Common Stock on Nasdaq. Failure to meet the requirements of Nasdaq could result in delisting of the Company's Common Stock which could have a substantial negative impact on the Company and its stockholders. The Written Consent approved this proposal to effect a one-for-three reverse stock split.


                                      By Order of the Board of Directors


                                      /s/  S. Peter Lebowitz
                                      ----------------------------------
                                      S. PETER LEBOWITZ
                                      Chairman of the Board


Boca Raton, Florida
December 2, 1997


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